Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

dated as of

April 11, 2017

among

SCHNEIDER NATIONAL, INC.,

and

THE SHAREHOLDERS PARTY HERETO

REGISTRATION RIGHTS AGREEMENT

AGREEMENT dated as of April 11, 2017 among Schneider National, Inc., a Wisconsin corporation (the “Company”), and the parties hereto as listed on the signature pages, including any Permitted Transferees (collectively, the “Shareholders”).

In consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Class A Common Shares” means the Class A common shares, par value $0.005 per share, of the Company and any shares into which such Class A Common Shares may thereafter be converted or changed.

“Class B Common Shares” means Class B common shares, par value $0.005 per share, of the Company and any shares into which such Class B Common Shares may thereafter be converted or changed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Public Offering” means the Company’s initial Public Offering.

“FINRA” means the Financial Industry Regulatory Authority.

“Permitted Transferee” means in the case of any Shareholder, a Person to whom Class B Common Shares are Transferred by such Shareholder other than a Transfer in a registered offering or pursuant to Rule 144 under the Securities Act if and to the extent such Shareholder designates such Person as a Permitted Transferee entitled to rights hereunder pursuant to Section 4.01(b). Notwithstanding the foregoing, Permitted Transferee shall include without any designation by any seller any lender, or any Affiliate thereof, to any Shareholder where such lender acquires or becomes entitled to cause the sale of any Class B Common Shares, or any receiver in respect of any Class B Common Shares or such Shareholder appointed by any such lender, upon enforcement of any lien or charge or similar instrument thereover and such lender shall execute a Joinder Agreement in the form of Exhibit A hereto (and will be deemed to have been designated as contemplated by the proceeding sentence).

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means, at any time, any Class B Common Shares and any securities issued or issuable in respect of such securities by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until (i) a registration statement covering such Class B Common Shares has been declared effective by the SEC and such Class B Common Shares have been disposed of pursuant to such effective registration statement, (ii) such Class B Common Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met and any restrictive legends and stop transfer restrictions are removed or (iii) such Class B Common Shares may, in the written opinion of U.S. counsel, be resold publicly without subsequent registration under the Securities Act and the holder thereof beneficially owns not more than 1% of the outstanding Class A Common Shares and Class B Common Shares.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered),

(iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.05(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Shareholders, including one counsel for all of the Shareholders participating in the offering selected by Shareholders holding the majority of the Registrable Securities to be sold for the account of all Shareholders in the offering, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.05(m). Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of the Shareholders (or the agents who manage their accounts).

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder” means at any time, any Person (other than the Company) who shall then be a party to or bound by this Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Class B Common Shares.

“Transfer” means, with respect to any Class B Common Shares, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate, charge or otherwise transfer such Class B Common Shares or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, charge or other transfer of such Class B Common Shares or any participation or interest therein or any agreement or commitment to do any of the foregoing.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Company	Preamble
Damages	3.01
Demand Registration	2.01	(a)
Indemnified Party	3.03
Indemnifying Party	3.03
Inspectors	2.05	(g)
Lock-Up Period	2.04
Maximum Offering Size	2.01	(e)
Piggyback Registration	2.02	(a)
Records	2.05	(g)
Registering Shareholders	2.01	(a)
Requesting Shareholder	2.01	(a)
Shelf Registration	2.03
Underwritten Takedown	2.03

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections or Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

REGISTRATION RIGHTS

Section 2.01. Demand Registration. (a) If the Company shall receive a request from a Shareholder (the “Requesting Shareholder”) that the Company effect the registration under the Securities Act of all or any portion of the Requesting Shareholder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) at least 10 Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Shareholders and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i) all Registrable Securities for which the Requesting Shareholder has requested registration under this Section 2.01, and

(ii) subject to the restrictions set forth in Sections 2.01(e), all other Registrable Securities of the same class as those requested to be registered by the Requesting Shareholder that any Shareholders (all such Shareholders, together with the Requesting Shareholder, the “Registering Shareholders”) have requested the Company to register by request received by the Company within 5 Business Days after such Shareholders receive the Company’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that, the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds (x) $50,000,000, in the case of a Public Offering, or (y) $25,000,000, in all other cases. In no event shall the Company be required to effect more than one Demand Registration hereunder within any six-month period.

(b) Promptly after the expiration of the 5-Business Day-period referred to in Section 2.01(a)(ii), the Company will notify all Registering Shareholders of the identities of the other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholders may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request. A request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request), or (ii) the Requesting Shareholders reimburse the Company for all Registration Expenses of such revoked request.

(c) The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected, except as set forth in Section 2.01(b).

(d) A Demand Registration shall not be deemed to have occurred unless the registration statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder), provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder.

(e) If a Demand Registration involves an a Public Offering and the managing underwriter advises the Company and the Requesting Shareholder that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, all Registrable Securities requested to be included in such registration by the Registering Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Shareholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Shareholder), and

(ii) second, any securities proposed to be registered by the Company or for the account of any other third party, with such priorities among them as the Company shall determine.

(f) Upon notice to the Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 2.01 on up to two occasions during any period of twelve consecutive months for a reasonable time specified in the notice but not exceeding 90 days in the aggregate (which period may not be extended or renewed), if (i) the Company reasonably determines that effecting the registration would materially and adversely affect an offering of securities of such Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

Section 2.02. Shelf Registration. (a) At any time when the Company is eligible to use Form S-3, a Shareholder may request the Company to effect a registration of its Registrable Securities under a Registration Statement pursuant to Rule 415 under the Securities Act (or any successor rule) (a “Shelf Registration”). The Company shall only be required to effectuate one Public Offering from such Shelf Registration (an “Underwritten Takedown”) within any six-month period, which offering shall be deemed a Demand Registration. The provisions of Section 2.01 shall apply mutatis mutandis to such Underwritten Takedown, with references to “filing of the registration statement” or “effective date” being deemed references to filing of a prospectus or supplement for such offering and references to “registration” being deemed references to the offering; provided that Registering Shareholders shall only include Shareholders whose Registrable Securities are included in such Shelf Registration or may be included therein without the need for an amendment to such Shelf Registration (other than an automatically effective amendment). So long as the Shelf Registration is effective, a Shareholder may not request any Demand Registration pursuant to Section 2.01 with respect to Registrable Shares that are registered on such Shelf Registration.

(b) If the Company shall receive a request from a Shareholder that the Company effect a Shelf Registration, then the Company shall promptly give notice of such requested registration at least 10 Business Days prior to the anticipated filing date of the registration statement relating to such Shelf Registration to the other Shareholders and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i) all Registrable Securities for which a Shareholder has requested registration under this section, and

(ii) all other Registrable Securities of the same class as those requested to be registered by the Requesting Shareholder that any Shareholders have requested the Company to register by request received by the Company within 5 Business Days after such Shareholders receive the Company’s notice of the Shelf Registration, all to the extent necessary to permit the registration of the Registrable Securities so to be registered on such Shelf Registration and the Company shall use all commercially reasonable efforts to cause such Shelf Registration to become and remain effective for the maximum time period then permitted under the SEC’s rules (or such shorter period in which all of the Registrable Securities included in such registration statement shall have actually been sold thereunder or cease to be Registrable Securities).

(c) At any time prior to the effective date of the registration statement relating to such Shelf Registration, the Shareholder that initiated the request may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request.

(d) The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Registration.

(e) Upon notice to the Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 2.02 or suspend the use of the Shelf Registration on up to two occasions during any period of twelve consecutive months for a reasonable time specified in the notice but not exceeding 90 days in the aggregate (which period may not be extended or renewed), if the Company determines that effecting the registration or using the Shelf Registration, as the case may be, would materially and adversely affect an offering of securities of such Company the preparation of which had then been commenced or the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

Section 2.03. Lock-Up Agreements. If any registration of Registrable Securities shall be effected in connection with a Public Offering, if requested by the managing underwriter, neither the Company nor any Shareholder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Class B Common Shares or other security of the Company (except as part of such Public Offering) during the period beginning 5 days prior to the effective date of the applicable registration statement or, in the case of a Shelf Registration, 5 days prior to launch of the offering or such later date when the Shareholder receives notice thereof and ending upon the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 180 days for the First Public Offering and, otherwise, 90 days after the pricing thereof (such period, the “Lock-Up Period” for the applicable registration statement).

Section 2.04. Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 2.01 or 2.02, subject to the provisions of such Sections, the Company shall use all reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a) The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use all reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a Shelf Registration, three years (or such shorter period in which all of the Registrable Securities of the Shareholders included in such registration statement shall have actually been sold thereunder). Any such registration statement shall be an automatically effective registration statement to the extent permitted by the SEC’s rules and regulations.

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto (other than any report filed pursuant to the Exchange Act that is incorporated by reference therein), the Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall use all reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Company shall immediately notify each Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f) (i) the holders of a majority of the Registrable Securities included in any Public Offering shall have the right to select an underwriter or underwriters in connection with any Public Offering resulting from their exercise of a Demand Registration (including any Underwritten Takedown), (which underwriter shall be reasonably acceptable to the Company) and (ii) the Company shall select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.04 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Each Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Class B Common Shares unless and until such information is made generally available to the public. Each Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) The Company shall use reasonable efforts to furnish to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the applicable registration statement), each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefore reasonably requests.

(i) The Company shall otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement satisfies the requirements of Rule 158 under the Securities Act.

(j) The Company may require each Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k) Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.04(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 2.04(e).

(l) The Company shall use all reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

For the avoidance of doubt, the Registrable Securities for which the Requesting Shareholder requests registration under this Section 2 may include Class B Common Shares issuable upon exchange or conversion of Class A Common Shares without having effected such exchange or conversion as long as such exchange or conversion is effected prior to disposition thereof in accordance with such registration.

Section 2.05. Free Writing Prospectuses. Each Shareholder holding Registrable Securities agrees not to use any free writing prospectus unless so provided by the Company.

ARTICLE 3

INDEMNIFICATION AND CONTRIBUTION

Section 3.01. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder beneficially owning any Registrable Securities covered by a registration statement, its officers, directors, trustees, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or free-writing prospectus (as defined in Rule 405 under the Securities Act), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 3.01.

Section 3.02. Indemnification by Participating Shareholders. Each Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or free-writing prospectus. Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 3.02. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Shareholder shall be liable under this Section 3.02 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

Section 3.03. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 3, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 3.04. Contribution. If the indemnification provided for in this Article 3 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 3.03 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.03, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Shareholder were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Shareholder’s obligation to contribute pursuant to this Section 3.03 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.

Section 3.05. Participation in Public Offering. No Shareholder may participate in any Public Offering hereunder unless such Shareholder (a) agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 3.06. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Shareholder participating therein with respect to any required registration or other qualification of securities under any foreign, federal or state law or regulation or governmental authority other than the Securities Act.

Section 3.07. Cooperation by the Company. If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Binding Effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any

Shareholder that ceases to own beneficially any Class B Common Shares shall cease to be bound by the terms hereof (other than (i) the provisions of Sections 3.01, 3.02, 3.03, 3.04 and 3.06 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Class B Common Shares and (ii) Sections 4.02, 4.04, 4.05, 4.06 and 4.07).

(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Class B Common Shares or otherwise, except that any Permitted Transferee shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Shareholder”.

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 4.02. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Company or any Shareholder, at the address listed on the signature pages below or otherwise provided to the Company as set forth below.

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

Any Person that becomes a Shareholder after the date hereof shall provide its address and fax number to the Company.

Section 4.03. Waiver; Amendment; Termination. No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of the Board and Shareholders holding at least a majority of the outstanding Registrable Securities held by the parties hereto at the time of such proposed amendment or modification.

Section 4.04. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without regard to the conflicts of laws rules of such state.

Section 4.05. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any state or federal court in The City of Green Bay, Wisconsin, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Wisconsin, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.02 shall be deemed effective service of process on such party.

Section 4.06. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.07. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 4.08. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Once effective, this Agreement shall be deemed to apply to and cover the First Public Offering; provided that the notice requirements of Article 2 shall not be applicable to the First Public Offering.

Section 4.09. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 4.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SCHNEIDER NATIONAL, INC.

By:	/s/ Paul J. Kardish
Print Name:	Paul J. Kardish
Title:	Executive Vice President & General Counsel

Address for Notices:
3101 S. Packerland Drive
Green Bay, WI 54313
Attn: LuEllen Oskey
E-mail Address for Notices:
oskeyl@schneider.com
Facsimile Number for Notices:
920-592-3063

With a copy to:
Godfrey & Kahn, S.C.
833 East Michigan Street
Suite 1800
Milwaukee, WI 53202

Attn:	Joan D. Klimpel
(jklimpel@gklaw.com)
Dennis F. Connolly
(dconnoll@gklaw.com)

Facsimile:	(414) 273-5198

SHAREHOLDERS:

/s/ Mary P. DePrey Mary P. DePrey

Address for Notices:
1737 Memorial Drive
Sturgeon Bay, WI 54235
E-mail Address for Notices:
mpdeprey@gmail.com

With a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Richard D. Truesdell, Jr.
(richard.truesdell@davispolk.com)
Facsimile:	(212) 701-5674

/s/ Therese A. Koller Therese A. Koller

Address for Notices:
10216 Antler’s Ridge
Eden Prairie, MN 55347
E-mail Address for Notices:
m684koll@comcast.net

With a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Richard D. Truesdell, Jr.
(richard.truesdell@davispolk.com)
Facsimile:	(212) 701-5674

/s/ Paul J. Schneider Paul J. Schneider

Address for Notices:
1625 Lost Dauphin Road
De Pere, WI 54115-1919
E-mail Address for Notices:
paulschneider@schneiderpe.com

With a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Richard D. Truesdell, Jr.
(richard.truesdell@davispolk.com)

2

Facsimile: (212) 701-5674

/s/ Thomas J. Schneider Thomas J. Schneider

Address for Notices:
2968 Gibraltar Road
Fish Creek, WI 54212
E-mail Address for Notices:
tschneider44@hotmail.com

/s/ Kathleen M. Zimmermann Kathleen M. Zimmermann

Address for Notices:
27 Duck Hawk
Hilton Head Island, SC 29928
E-mail Address for Notices:
kathyzimm1@gmail.com

With a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Richard D. Truesdell, Jr.
(richard.truesdell@davispolk.com)
Facsimile:	(212) 701-5674

3

DONALD J. SCHNEIDER CHILDRENS TRUST #1 f/b/o MARY P. DEPREY

DONALD J. SCHNEIDER CHILDRENS TRUST #2 f/b/o MARY P. DEPREY

By:	/s/ Mary P. DePrey
Mary P. DePrey

Address for Notices:
Same as above

By:	/s/ Joan D. Klimpel
Joan D. Klimpel

Address for Notices:
Godfrey & Kahn, S.C.
833 East Michigan Street
Suite 1800
Milwaukee, WI 53202
Attn:	Joan D. Klimpel
(jklimpel@gklaw.com)
Facsimile: (414) 273-5198

4

DONALD J. SCHNEIDER CHILDRENS TRUST #1 f/b/o THERESE A. KOLLER

DONALD J. SCHNEIDER CHILDRENS TRUST #2 f/b/o THERESE A. KOLLER

By:	/s/ Therese A. Koller
Therese A. Koller

Address for Notices:
Same as above

By:	/s/ Joan D. Klimpel
Joan D. Klimpel

Address for Notices:
Same as above

DONALD J. SCHNEIDER CHILDRENS TRUST #1 f/b/o PAUL J. SCHNEIDER

DONALD J. SCHNEIDER CHILDRENS TRUST #2 f/b/o PAUL J. SCHNEIDER

By:	/s/ Paul J. Schneider
Paul J. Schneider

Address for Notices:
Same as above

By:	/s/ Joan D. Klimpel
Joan D. Klimpel

Address for Notices:
Same as above

5

DONALD J. SCHNEIDER CHILDRENS TRUST #1 f/b/o THOMAS J. SCHNEIDER

DONALD J. SCHNEIDER CHILDRENS TRUST #2 f/b/o THOMAS J. SCHNEIDER

By:	/s/ Thomas J. Schneider
Thomas J. Schneider

Address for Notices:
Same as above

By:	/s/ Joan D. Klimpel
Joan D. Klimpel

Address for Notices:
Same as above

DONALD J. SCHNEIDER CHILDRENS TRUST #1 f/b/o KATHLEEN M. ZIMMERMAN

DONALD J. SCHNEIDER CHILDRENS TRUST #2 f/b/o KATHLEEN M. ZIMMERMAN

By:	/s/ Kathleen M. Zimmerman
Kathleen M. Zimmerman

Address for Notices:
Same as above

By:	/s/ Joan D. Klimpel
Joan D. Klimpel

Address for Notices:
Same as above

6

DONALD J. SCHNEIDER 2000 TRUST f/b/o Mary P. DePrey

By:	/s/ Mary P. DePrey

Print Name:	Mary P. DePrey

Title:	Trustee

Address for Notices:
Same as above

By:	/s/ Joan D. Klimpel

Print Name:	Joan D. Klimpel

Title:	Trustee

Address for Notices:
Godfrey & Kahn, S.C.
833 East Michigan Street
Suite 1800
Milwaukee, WI 53202

Attn:	Joan D. Klimpel
(jklimpel@gklaw.com)

Facsimile:	(414) 273-5198

DONALD J. SCHNEIDER 2000 TRUST f/b/o Therese A. Koller

By:	/s/ Therese A. Koller

Print Name:	Therese A. Koller

Title:	Trustee

Address for Notices:
Same as above

By:	/s/ Joan D. Klimpel

Print Name:	Joan D. Klimpel

Title:	Trustee

Address for Notices:
Godfrey & Kahn, S.C.
833 East Michigan Street
Suite 1800

7

Milwaukee, WI 53202
Attn:	Joan D. Klimpel
(jklimpel@gklaw.com)
Facsimile: (414) 273-5198

DONALD J. SCHNEIDER 2000 TRUST f/b/o Paul J. Schneider

By:	/s/ Paul J. Schneider

Print Name:	Paul J. Schneider

Title:	Trustee

Address for Notices:
Same as above

By:	/s/ Joan D. Klimpel

Print Name:	Joan D. Klimpel

Title:	Trustee

Address for Notices:
Godfrey & Kahn, S.C.
833 East Michigan Street
Suite 1800
Milwaukee, WI 53202

Attn:	Joan D. Klimpel
(jklimpel@gklaw.com)

Facsimile:	(414) 273-5198

DONALD J. SCHNEIDER 2000 TRUST f/b/o Thomas J. Schneider

By:	/s/ Thomas J. Schneider

Print Name:	Thomas J. Schneider

Title:	Trustee

Address for Notices:
Same as above

8

By:	/s/ Joan D. Klimpel

Print Name:	Joan D. Klimpel

Title:	Trustee

Address for Notices:
Godfrey & Kahn, S.C.
833 East Michigan Street
Suite 1800
Milwaukee, WI 53202

Attn:	Joan D. Klimpel
(jklimpel@gklaw.com)

Facsimile:	(414) 273-5198

DONALD J. SCHNEIDER 2000 TRUST f/b/o Kathleen M. Zimmermann

By:	/s/ Kathleen M. Zimmermann

Print Name:	Kathleen M. Zimmermann

Title:	Trustee

Address for Notices:
Same as above

By:	/s/ Joan D. Klimpel

Print Name:	Joan D. Klimpel

Title:	Trustee

Address for Notices:
Godfrey & Kahn, S.C.
833 East Michigan Street
Suite 1800
Milwaukee, WI 53202

Attn:	Joan D. Klimpel
(jklimpel@gklaw.com)

Facsimile:	(414) 273-5198

9

PAUL J. SCHNEIDER 2011 TRUST

By:	/s/ Joan D. Klimpel

Print Name:	Joan D. Klimpel

Title:	Trustee

Address for Notices:
Godfrey & Kahn, S.C.
833 East Michigan Street
Suite 1800
Milwaukee, WI 53202

Attn:	Joan D. Klimpel
(jklimpel@gklaw.com)

Facsimile:	(414) 273-5198

MARY P. DEPREY 2011 TRUST

By:	/s/ Joan D. Klimpel

Print Name:	Joan D. Klimpel

Title:	Trustee

Address for Notices:
Godfrey & Kahn, S.C.
833 East Michigan Street
Suite 1800
Milwaukee, WI 53202

Attn:	Joan D. Klimpel
(jklimpel@gklaw.com)

Facsimile:	(414) 273-5198

10

EXHIBIT A

JOINDER TO REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement dated as of April 11, 2017 (the “Registration Rights Agreement”) among Schneider National, Inc. and the Shareholders party thereto, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights’ Agreement as of the date hereof and shall have all of the rights and obligations of a “Shareholder” thereunder as if it had executed the Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                               ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices: